Exhibit 31-1

Certification

I, Wesley W. von Schack, certify that:

1. I have reviewed this Amendment No.1 on Form 10-K/A, which amends an Annual Report on Form 10-K of Energy East Corporation for the year ended December 31, 2007; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2008	By /s/ Wesley W. von Schack Wesley W. von Schack Chairman, President & Chief Executive Officer